Exhibit 10.1

SECOND AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This Second Amendment to Exclusive License Agreement (this “Second Amendment”) is made effective as of December 15, 2014 (the “Second Amendment Effective Date”) by and between The UAB Research Foundation (“UABRF”) and LipimetiX Development, LLC (“Licensee”).  For purposes of this Second Amendment, each of UABRF and Licensee is referred to herein as a “Party” and collectively, they are referred to as the “Parties”.

RECITALS

WHEREAS, UABRF and LipimetiX, LLC (“LipimetiX”) previously entered into that certain Exclusive License Agreement dated effective as of August 26, 2011 (“Original Agreement”) governing the license and exploitation by LipimetiX of certain Licensed Patents as defined in the Agreement; and

WHEREAS, UABRF, LipimetiX, and Licensee previously entered into that certain First Amendment and Consent to Assignment of Exclusive License Agreement dated effective as of August 3, 2012 (“First Amendment”) in which LipimetiX assigned all of its interest under the Agreement to Licensee and the Original Agreement was amended accordingly (together, the Original Agreement as amended by the First Amendment is referred to as the “Agreement”); and

 WHEREAS, UABRF and Licensee have collaborated together and have conceived and developed certain Improvements which are jointly owned by both UABRF and Licensee and UABRF wishes to grant a license to Licensee and Licensee wishes to license from UABRF all of UABRF’s right, interest and title in and to such Improvements; and

WHEREAS, the Parties also wish to effect certain amendments to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the Parties agree to further amend the Agreement as follows:

AGREEMENT

1.           All capitalized terms used herein shall bear the meaning ascribed to them in the Agreement unless otherwise defined herein.

2.           Section 1.9.  Section 1.9 of the Agreement is amended by deleting the words “First Amendment” appearing in subpart (a) and replacing them with the words “Second Amendment” and capitalizing the words applicable laws appearing in subpart (b).  The edits are shown in the text below with the new language underlined.

“Improvement” means any modification, improvement, replacement, alternative or enhancement to a device, method, composition, invention, discovery or product that (a) is conceived or reduced to practice after the Effective Date and before the third anniversary of the execution of the Second Amendment, and (b) is a modification, improvement, enhancement, alternative or replacement in which Dr. G. M. Anantharamaiah (or any UAB employee working directly under Dr. Anantharamaiah’s supervision) or any Inventor(s) makes an inventive contribution under Applicable Laws, and (c) (i) is related to any of the descriptions, specifications or claims in any Licensed Patent, or (ii) is covered by a Valid Patent Claim, or (iii) is a modification, improvement or enhancement the development, manufacture, use, import, export, offer for sale or sale of which is covered by (or which cannot be undertaken or completed without infringing) a Valid Patent Claim set forth in one or more of the Licensed Patents and (d) in which right, title and interest is owned by UAB, in whole or in part, pursuant to the criteria set forth in Board Rule 509 as promulgated by the Board of Trustees of the University of Alabama or is contractually required to be assigned to UAB or its designee.

3.           Section 1.37.  Section 1.37 of the Agreement is amended by deleting the words “First Amendment” and replacing them with the words “Second Amendment”.  The edit is shown in the text below with the new language underlined.

“Subsequent Improvements” means any Improvements that are conceived or reduced to practice after the third anniversary of the Second Amendment Effective Date.

4.           Section 2.6.  The first sentence of Section 2.6 of the Agreement is hereby amended to read as follows (new language is underlined):

“UABRF hereby grants to the Licensee an exclusive option to license all Improvements that are wholly owned by UAB (and its designee, UABRF) and all of UABRF’s right, title and interest in and to any Improvement jointly owned by UABRF and the Licensee in the Licensed Field of Use in the Territory during the Term upon the same terms and conditions as the Licensed Patents.”

5.           Licensee and UABRF hereby ratify and confirm that Licensee has exercised its exclusive option pursuant to Section 2.6 of the Agreement to license all of UABRF’s right, title, and interest in and to the following Improvement:

(U2013-0020)

U.S. Provisional Patent Application No. 61/782,956, “Apolipoprotein Mimetics and Uses Thereof,” Anantharamaiah; Gattadahalli M., Goldberg; Dennis I. filed on March 14, 2013.

U.S. Provisional Patent Application No. 61/349,992, “Apolipoprotein Mimetics and Uses Thereof,” Anantharamaiah; Gattadahalli M., Goldberg; Dennis I. filed on June 14, 2013.

International Application No. PCT/US2014/27719, “Apolipoprotein Mimetics and Uses Thereof,” Anantharamaiah; Gattadahalli M., Goldberg; Dennis I. filed on March 14, 2014.

In addition, Licensee is hereby exercising its exclusive option pursuant to Section 2.6 of the Agreement to license all of UABRF’s right, title and interest in and to the following Improvement:

(U2014-0016)

U.S. Provisional Patent Application No.62/031,585, “ApoE Mimetic Peptides and Higher Potency to Clear Plasma Cholesterol,” Anantharamaiah; Gattadahalli M., Goldberg; Dennis I. filed on July 31, 2014.

6.          The Parties agree that the patent applications described above are hereby included as Licensed Patents and Exhibit A Licensed Patents to the Agreement is hereby updated and replaced with the attached Exhibit A.

7.           Section 2.6(b).  The following is added as a new subsection (b) to Section 2.6:

“(b)
Opportunity to Review and License New Technology.  UABRF shall use reasonable efforts to notify the Licensee of any New Technology that arises during the Term of this Agreement.  The Parties acknowledge that providing the opportunity to the Licensee to review New Technology may be of mutual benefit to the Parties.  Any and all Information provided by UABRF to the Licensee regarding New Technology is Proprietary Information and shall be subject to the confidentiality provisions of section 8.4 of the Agreement. “New Technology” means a replacement or alternative composition that is for the same or similar indications or has similar specifications to those contemplated by the Licensed Patents and is not an Improvement or a Subsequent Improvement.”

8.           Section 5.6.  The table appearing in Section 5.6 is hereby deleted in its entirety and replaced with the following table:

Milestone	Milestone Payment Due
Submission of an investigational new drug application (an “IND”) with the FDA for each Licensed Product	Fifty Thousand Dollars ($50,000)
Initiation of any Phase III Clinical Study for each Licensed Product	One Hundred Thousand Dollars ($100,000)
Submission of New Drug Application (NDA) for each Licensed Product	Two Hundred Fifty Thousand Dollars ($250,000)
FDA approval of the first (not each) Licensed Product	Five Hundred Thousand Dollars ($500,000)
FDA approval of the second (not each) Licensed Product (embodiment for different clinical indication)	Five Hundred Thousand Dollars ($500,000)

9.           Section 5.8(ii).  Section 5.8(ii) shall be amended by adding the following language to the end of section 5.8(ii):

“, such thirty percent (30%) not to exceed three percent (3%) of Sales of Licensed Products effected by Sublicensees in such country/jurisdiction until the expiration of the Last Valid Patent Claim (that is infringed by such Licensed Product) in that country/jurisdiction.“

10.           Section 5.9.  The table appearing in Section 5.9 is hereby deleted in its entirety and replaced with the following table:

Calendar Year Ending	Minimum Payment
December 31 of the First Calendar Year following the Calendar Year in which the First Commercial Sale occurs	Five Hundred Thousand and No/100 Dollars ($500,000)
Each December 31 thereafter during the Term	One Million and No/100 Dollars ($1,000,000)

11.           Section 5.11.  The table appearing in Section 5.11 is deleted in its entirety and is replaced with the following table:

Period when Non Royalty Income is Received by the Licensee	Percentage of Non Royalty Income to be Paid to UABRF
After the Second Amendment Effective Date	Five Percent (5%)

12.           All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, UABRF and Licensee have each caused its duly authorized representative to execute this Second Amendment, effective as of the Effective Date.

UABRF: The UAB Research Foundation		LICENSEE: LipimetiX Development, LLC

By:	/s/ Kathy Nugent, Ph.D.	By:	/s/ Dennis I. Goldberg, Ph.D.
Name:	Kathy Nugent, Ph.D.	Name:	Dennis I. Goldberg, Ph.D.
Title:	Managing Director	Title:	President
Date Signed:	12/31/2014	Date Signed:	1/26/2015

EXHIBIT A
LICENSED PATENTS
Updated August 12, 2014

All of the technology covered by the patents and patent applications listed below were created and conceived through the use of federal funds.

(U1996-0082)

U.S. Patent No. 6,156,727, “Anti-atherosclerotic peptides and a transgenic mouse model of atherosclerosis,” Garber; David W., Ananatharamaiah; Gattadahalli M. filed September 5, 1997 and issued December 5, 2000.

(U1998-0016)

U.S. Patent No. 6,506,880, “Synthetic peptides that enhance atherogenic lipoprotein uptake and lower plasma cholesterol,” Ananatharamaiah; Gattadahalli M. filed March 7, 2000 and issued January 14, 2003.

(U2001-0085)

U.S. Patent No. 7,563,771, “Synthetic single domain polypeptides mimicking apolipoprotein E,” Ananatharamaiah; Gattadahalli M., Garber; David W., Datta, Geeta, filed November 13, 2003 and issued July 21, 2009.

The corresponding foreign patents and patent applications filed include:

Australian Patent Application No. 2003290825, filed August 4, 2005.

Canadian Patent Application No. 2,514,303, filed October 26, 2005.

The corresponding foreign patents granted include:

New Zealand Patent No. 541504 filed July 28, 2005 and issued August 13, 2009.

The corresponding patent application published is:

European Patent Application No. 03783409.0 filed November 1, 2005 and published November 30, 2005.

(U2006-0028)

U.S. Patent No. 8,084,423, “Synthetic single domain polypeptides mimicking apolipoprotein E and methods of use,” Ananatharamaiah; Gattadahalli M., Garber; David W., Datta, Geeta, filed April 17, 2006 and issued December 27, 2011.

(U2007-0040)

International Application No. PCT/US2008/074470, “Synthetic apolipoprotein E mimicking polypeptides and methods of use,” Ananatharamaiah; Gattadahalli M., Garber; David W., Datta, Geeta, Handattu; Shella P., Mishra; Vinod K. filed on August 27, 2008.

The corresponding patent applications filed include:

U.S. Patent Application No. 12/675,089, filed February 24, 2010.

Australian Patent Application No. 2008296478, filed March 19, 2010.

Canadian Patent Application No. 2,704,729, filed February 25, 2010.

European Patent Application No. 08798802.8, filed February 25, 2010.

(U2013-0020)

U.S. Provisional Patent Application No. 61/782,956, “Apolipoprotein Mimetics and Uses Thereof,” Anantharamaiah; Gattadahalli M., Goldberg; Dennis I. filed on March 14, 2013.

U.S. Provisional Patent Application No. 61/349,992, “Apolipoprotein Mimetics and Uses Thereof,” Anantharamaiah; Gattadahalli M., Goldberg; Dennis I. filed on June 14, 2013.

International Application No. PCT/US2014/27719, “Apolipoprotein Mimetics and Uses Thereof,” Anantharamaiah; Gattadahalli M., Goldberg; Dennis I. filed on March 14, 2014.

(U2014-0016)

U.S. Provisional Patent Application No.62/031,585, “ApoE Mimetic Peptides and Higher Potency to Clear Plasma Cholesterol,” Anantharamaiah; Gattadahalli M., Goldberg; Dennis I. filed on July 31, 2014.